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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): September 17, 2001



                             TELENETICS CORPORATION
             (Exact name of registrant as specified in its charter)



           California                                             33-0061894
(State or Other Jurisdiction of          0-16580                (IRS Employer
         Incorporation)          (Commission File Number)    Identification No.)



                               25111 Arctic Ocean
                              Lake Forest, CA 92630
                    (Address of Principal Executive Offices)


                                 (949) 455-4000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

         Effective September 17, 2001, Telenetics entered into a Settlement Agreement with Aeris Communications, Inc. under which Aeris agreed to dismiss, without prejudice, its two lawsuits against Telenetics alleging patent infringement, threatened patent infringement and unfair competition. Under the Settlement Agreement, Telenetics agreed to provide Aeris with three months' advance notice prior to commercialization or sale of a potentially infringing product or service. The Settlement Agreement did not result in any admission or concession of either of the parties as to the lawsuits.

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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2001

                                      TELENETICS CORPORATION

                                      By: /s/ Shala Shashani
                                          --------------------------------------
                                          Shala Shashani, Chairman of the Board,
                                          President and Chief Executive Officer


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